Final

CONFIDENTIAL -- FOR RELEASE 4:05 PM ON THURSDAY, MARCH 21, 2002
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THE READER'S DIGEST ASSOCIATION, INC.
Media: William Adler, (914) 244-7585 william.adler@rd.com
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Investor Relations: Richard Clark, (914) 244-5425 richard.clark@rd.com
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               STATEMENT FROM READER'S DIGEST CEO THOMAS O. RYDER

PLEASANTVILLE, N.Y., March 21, 2002--Thomas O. Ryder, Chairman and CEO of The Reader's Digest Association, Inc. (NYSE: RDA, RDB), issued the following statement today commenting on recent public statements by Highfields Capital Management LP, a Reader's Digest stockholder:
         "We are aware of the recent public statements by Highfields Capital concerning their views as to the appropriate future direction of Reader's Digest, including their opposition to the acquisition of Reiman Publications LLC, which we announced today. Their position is that stockholders would be better served through a combination of stock repurchases, managing the U.S. business for cash and possibly asset sales. They also advocate a recapitalization of the company to create a single class of voting stock.
         "In connection with its consideration of the Reiman acquisition, the Reader's Digest Board, in recent months, engaged in a thorough review of alternatives available to the company. In that regard, the Board considered the possibility of additional share repurchases. The Board voted to proceed with the Reiman acquisition because it believes that it is in the best interests of the company and the stockholders. The Board believes that while share repurchases can result in accretion to earnings, they may also impair the company's ability to respond to the need for growth in its business.
         "The Board has in the past engaged in a dialogue with the Wallace-Reader's Digest Funds with respect to their ownership position, as was evidenced in the 1999 transaction in which the Funds exchanged a portion of their voting shares for non-voting shares, and sold those shares in the market in a secondary offering. Contrary to Highfields Capital's public statements, Reader's Digest does operate independently from the Funds, notwithstanding their stock ownership. Eight of the ten members of

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the Reader's Digest Board are independent of the Wallace Funds. The Reader's
Digest Board is committed to seeking responsible ways of optimizing the company's capital structure while at the same time seeking to meet the company's need for growth."
         The Reader's Digest Association, Inc. is a global publisher and direct marketer of products that inform, enrich, entertain and inspire people of all ages and cultures around the world. Revenues were $2.5 billion for the fiscal year ended June 30, 2001. Products include Reader's Digest magazine, the most widely read magazine in the world, published in 19 languages, 48 editions and more than 60 countries. Global headquarters are located at Pleasantville, New York. For information, visit www.rd.com.

This release may include "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual future results and occurrences to differ materially from the forward-looking statements. Some of these risks and uncertainties include factors relating to the ability to integrate the acquired company's business successfully and realize expected synergies, the continued strength of the acquired company's relationships with its employees, suppliers and customers, and the accuracy of the basis for forecasts relating to the acquired company's business. The Reader's Digest Association, Inc.'s filings with the Securities and Exchange Commission, including its reports on Forms 10-K, 10-Q and 8-K, contain a discussion of additional factors that could affect future results and occurrences. Reader's Digest does not undertake to update any forward-looking statements.

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